[Wynn's International, Inc. Letterhead]

December 23, 1999

Wynn's International, Inc.
500 North State College Boulevard
Suite 700
Orange, California 92868-1605

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

     At your request and in my capacity as Vice President -
Corporate Affairs and General Counsel of Wynn's International,
Inc. (the "Company"), I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,500,000 shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), and additional rights pursuant to the Company's Shareholders Rights Agreement dated March 3, 1989, as amended, with ChaseMellon Shareholder Services, L.L.C., as Rights Agent (together with the Common Stock, the "Shares"), to be issued pursuant to the Wynn's International, Inc. 1999 Stock Awards Plan (the "Plan"). I have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Shares to be issued pursuant to and in accordance with the Plan.

     Based upon such examination and upon such matters of fact and law as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, the Shares will be validly issued, and the Common Stock will be fully paid and nonassessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement.

                                Respectfully submitted,

                                /s/ Gregg M. Gibbons
                                ---------------------------
                                Gregg M. Gibbons
                                Vice President - Corporate
                                Affairs and General Counsel